***NEW ISSUE ANNOUNCEMENT: MLMT 2004-BPC1 $1,246,399,660 FIXED CONDUIT**

Merrill Lynch Mortgage Trust 2004-BPC1, Commercial Mortgage Pass-Through
Certificates, Series 2004-BPC1

SELLERS:     ML 35.2%, BOA 31.5%, PNC 23.0%, CDC 10.3%

CO LEADS:    ML/BAS (JT BOOKS)

CO MGRS:     PNC, CDC, JPM

AGENCIES:    S&P/FTC

POOL STATS:  95 LOANS, 155 PROPERTIES; WADSCR 1.54, WALTV 70.2%
             TOP 10 42.8%, 14.4% INV GRADE SHADOW RATINGS
             32.4% OFFICE, 18.4% RETAIL, 14.1% MF, 10.6% MHC, 9.3% HOSP,
             5.6% SS, 4.0 OTHER, 3.0% MIXED USE, 2.6% INDU

RD SHOW:     10/20-10/22 NYC Meetings; 10/25 HARTFORD/STAMFORD;
             10/26 BOSTON; MIDWEST GROUP CALL 10/25

LNCH/PX:     WEEK OF 10/25

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America
Securities LLC, PNC Capital Markets, Inc., CDC Securities, J.P. Morgan
Securities Inc., and their affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus. You may obtain a copy of the Prospectus and
Prospectus Supplement from John Mulligan/Rich Sigg (212.449.3860; Address:
Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center,
10th Floor, New York, New York 10080) or Bill Hale/Geordie Walker (704.388.1597;
Address: 214 North Tryon St., Charlotte, North Carolina 28255). Such securities may not be suitable for all investors.